Exhibit 10.7

4. AMENDMENT

This fourth amendment (“4. Amendment”) dated as of November 30, 2012 (“Effective Date”) between Net Element, Inc (“Tenant”) and 1450 South Miami, LLC (“Landlord”) amends that certain Lease Agreement for 1450 South Miami Avenue (the “Lease”) dated October 8, 2010 between Landlord and Tenant, the subsequent Amendment dated November 16, 2011, the 2. Amendment dated September 28, 2012 and the 3. Amendment dated October 31, 2012. All capitalized terms not otherwise defined herein shall have the meaning so proscribed in the Lease Agreement as well as in the Amendment, in the 2. Amendment and in the 3. Amendment.

WHEREAS, the parties mutually agree to modify certain terms and conditions of the Lease Agreement, the Amendment, the 2. Amendment and the 3. Amendment.

WHEREAS, each Party acknowledges that as of the Effective Date, to such Party’s knowledge, the other Party is not in material breach or Default pursuant to the terms of the Lease Agreement, the Amendment, the 2. Amendment and the 3. Amendment.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Term extension. Tenant and Landlord agree to extend the term of the Lease until February 28, 2013 for the premises in “as-is” condition. The Base Rent for February 2013 shall be the same as for January 2013 and be calculated as follows:

		PER SQFT	ANNUALLY	MONTHLY
Base Rent		$29.00	188,500.00	15,708.33

Sales Tax	7.00%	$2.03	13,195.00	1,099.58

TOTAL PAYMENT		$31.03	201,695.00	16,807.92

2.	Time is of the essence. Tenant agrees that this 4. Amendment has to be signed by Tenant on or before November 30, 2012 by 6:00pm EST.

3.	Further extension: Tenant has the option to further extend the term until December 31, 2013 with the same Base Rate as quoted above for February 2013 with the premises in “as-is” condition. This extension has to be signed by Tenant on or before November 30, 2012 by 6:00pm EST on or before December 31, 2012 by 6:00pm EST.

IN WITNESS WHEREOF, the parties hereto have caused this 4. Amendment to be duly executed by their respective authorized signatories as of the Effective Date

Net Element, Inc., a Delaware corporation (“Tenant”)

By: Net Element International, Inc.

/s/ Jonathan New
BY: Jonathan New, Chief Financial Officer

1450 South Miami LLC, a Florida limited liability company (“Landlord”)

By: Nickel Goeseke, Managing Member

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